As filed with the Securities and Exchange Commission on October 29, 2009

Registration No. 333-162467

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia	6022	20-1417448
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6830 Old Dominion Drive

McLean, Virginia 22101

(703) 893-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Georgia S. Derrico

Chairman and Chief Executive Officer

Southern National Bancorp of Virginia, Inc.

6830 Old Dominion Drive

McLean, Virginia 22101

(703) 893-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

William T. Luedke IV Charlotte M. Rasche Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002-2770 (713) 223-2300 (713) 221-1212 (Fax)	Mark C. Kanaly Alston & Bird LLP One Atlantic Center 1201 W. Peachtree Street Atlanta, Georgia 30309-3424 (404) 881-7000 (404) 253-8390 (Fax)

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-162467) of Southern National Bancorp of Virginia, Inc. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 2 does not modify any provision of the Prospectus constituting Part I or the other Items of Part II of the Registration Statement. Accordingly, the Prospectus has not been included in this Amendment No. 2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting commissions, to be paid in connection with the sale of shares of our common stock being registered, all of which will be paid by us. All of the amounts shown are estimates, except the SEC Registration fee, and the FINRA filing fee.

Securities and Exchange Commission registration fee	$1,605
FINRA filing fee	$3,375
Accounting fees and expenses	$65,000
Legal fees and expenses	$200,000
Printing and engraving expenses	$50,000
Miscellaneous expenses	$25,000

Total	$344,980

ITEM 14. Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act (the “VSCA”) permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the VSCA and furnishes the corporation a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

Our Articles of Incorporation, as amended, and Amended and Restated Bylaws, as amended, contain provisions indemnifying our directors and officers to the full extent permitted by the VSCA. In addition, our Articles of Incorporation, as amended, eliminate the personal liability of our directors, officers and shareholders for monetary damages to the full extent permitted by the VSCA.

The Federal Deposit Insurance Act (the “FDI Act”) provides that the Federal Deposit Insurance Corporation (“FDIC”) may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were “institution-affiliated parties,” as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. FDIC regulations prohibit, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees from any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

ITEM 15. Recent Sales of Unregistered Securities.

As part of the consideration for our acquisition of the Leesburg branch location from Founders Corporation of Leesburg, Virginia on February 11, 2008, we granted warrants to the organizers of Founders Corporation to acquire 61,000 shares of our common stock at an exercise price of $12.73 per share. No underwriter or other securities dealer was involved in the transaction. The transaction was exempt from registration under Rule 506 of the Securities Act and such securities are “covered securities” within the meaning of Section 18(b)(4)(D) of the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement.

Exhibit	Description
1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

3.2	Certificate of Amendment to the Articles of Incorporation dated January 31, 2005 (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

3.3	Certificate of Amendment to the Articles of Incorporation dated April 13, 2006 (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

3.4	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)

3.5	Amendment No. 1 to Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 14, 2009)

4.1	Specimen Stock Certificate of Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

4.2	Form of Warrant Agreement (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

4.3	Form of Amendment to Warrant Agreement (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

5.1*	Opinion of Bracewell & Giuliani LLP regarding the legality of the securities being registered

10.1†	Southern National Bancorp of Virginia, Inc. 2004 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

10.2†	Form of Change in Control Agreement with Georgia S. Derrico and R. Roderick Porter (incorporated herein by reference to Exhibit 10.2 to Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

10.3†	Form of Southern National Bancorp of Virginia, Inc. Incentive Stock Option Agreement

10.4†	Supplemental Executive Retirement Plan for Georgia Derrico

10.5†	Supplemental Executive Retirement Plan for Rod Porter

21.1	Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit	Description
23.1*	Consent of BDO Seidman, LLP

23.2*	Consent of Crowe Horwath LLP

23.3*	Consent of Bracewell & Giuliani LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)

24.1*	Power of Attorney (included with signature pages to the Registration Statement)

*	Previously filed.
†	Management contract or compensatory plan or arrangement

ITEM 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions referenced in Item 14, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on October 29, 2009.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.
(Registrant)

By:	/S/ GEORGIA S. DERRICO
Georgia S. Derrico
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GEORGIA S. DERRICO Georgia S. Derrico	Chairman of the Board and Chief Executive Officer	October 29, 2009

/S/ WILLIAM H. LAGOS William H. Lagos	Sr. Vice President and Chief Financial Officer	October 29, 2009

/S/ R. RODERICK PORTER* R. Roderick Porter	President and Director	October 29, 2009

/S/ NEIL J. CALL* Neil J. Call	Director	October 29, 2009

/S/ CHARLES A. KABBASH* Charles A. Kabbash	Director	October 29, 2009

/S/ FREDERICK L. BOLLERER* Frederick L. Bollerer	Director	October 29, 2009

/S/ ROBIN R. SHIELD* Robin R. Shield	Director	October 29, 2009

/S/ JOHN J. FORCH* John J. Forch	Director	October 29, 2009

*By:	GEORGIA S. DERRICO
pursuant to a Power of Attorney executed by the directors listed above, which Power of Attorney has previously been filed with the Securities and Exchange Commission.

/S/ GEORGIA S. DERRICO
Georgia S. Derrico
Attorney-in-Fact

Exhibit Index

Exhibit		Description

1.1	*	Form of Underwriting Agreement

3.1		Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

3.2		Certificate of Amendment to the Articles of Incorporation dated January 31, 2005 (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

3.3		Certificate of Amendment to the Articles of Incorporation dated April 13, 2006 (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

3.4		Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)

3.5		Amendment No. 1 to Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 14, 2009)

4.1		Specimen Stock Certificate of Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

4.2		Form of Warrant Agreement (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

4.3		Form of Amendment to Warrant Agreement (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

5.1	*	Opinion of Bracewell & Giuliani LLP regarding the legality of the securities being registered

10.1†		Southern National Bancorp of Virginia, Inc. 2004 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

10.2†		Form of Change in Control Agreement with Georgia S. Derrico and R. Roderick Porter (incorporated herein by reference to Exhibit 10.2 to Company’s Registration Statement on Form S-1 (Registration No. 333-136285))

10.3†		Form of Southern National Bancorp of Virginia, Inc. Incentive Stock Option Agreement

10.4†		Supplemental Executive Retirement Plan for Georgia Derrico

10.5†		Supplemental Executive Retirement Plan for Rod Porter

21.1		Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

23.1	*	Consent of BDO Seidman, LLP

23.2	*	Consent of Crowe Horwath LLP

23.3	*	Consent of Bracewell & Giuliani LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)

24.1	*	Power of Attorney (included with signature pages to the Registration Statement)

*	Previously filed.
†	Management contract or compensatory plan or arrangement